UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): March 28, 2025
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On March 28, 2025, Curis, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue: (i) in a registered direct offering (the “Registered Offering”), 1,974,432 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and (ii) in a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), (a) in lieu of Shares to certain investors, unregistered pre-funded warrants to purchase up to an aggregate of 2,184,009 shares of Common Stock (the “Pre-Funded Warrants”), at an exercise price of $0.01 per share, and (b) unregistered warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Unregistered Warrants”) to purchase up to an aggregate of 8,316,882 shares of Common Stock, at an exercise price of $2.41 per share. The combined purchase price for one Share and the associated Common Warrant is $2.41. The combined purchase price for one Pre-Funded Warrant and the associated Common Warrant is $2.40. The aggregate gross proceeds to the Company from the Offerings are expected to be approximately $10.0 million, before deducting fees payable to the placement agent, advisory fees and other estimated offering expenses payable by the Company, and excluding the proceeds from any exercise of the Unregistered Warrants.
The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276950) that was filed with the Securities and Exchange Commission (“SEC”) on February 8, 2024 and declared effective on April 12, 2024 (the “Registration Statement”) and a prospectus supplement thereunder. The Unregistered Warrants and the shares of Common Stock issuable upon the exercise of the Unregistered Warrants (the “Warrant Shares”) are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) promulgated thereunder.
The Offerings are expected to close concurrently on or before March 31, 2025, subject to the satisfaction of customary closing conditions.
The Company has engaged Laidlaw & Company (UK) Ltd. to act as its sole placement agent in the Offerings. The Company has agreed to pay to the placement agent and certain financial advisors collectively a cash fee of approximately $0.6 million, as well as reimburse the placement agent’s and financial advisors’ reasonable and documented out-of-pocket expenses incurred in connection with the Offerings in an aggregate amount not to exceed $0.1 million.
The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Unregistered Warrants
Each Common Warrant sold in the Private Placement will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock upon exercise of the Common Warrants (the “Requisite Stockholder Approval”) and will have a term of five years from the date of issuance. Each Pre-Funded Warrant sold in the Private Placement will be exercisable immediately upon issuance and continuing through and including the date the Pre-Funded Warrant is exercised in full.
Under the terms of the Unregistered Warrants, the Company may not effect the exercise of any Unregistered Warrant, and a holder will not have the right to exercise any portion of any Unregistered Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the holder at the date of issuance, of the number of shares of Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the holder at the date of issuance.
In certain circumstances, upon a fundamental transaction (as described in the Unregistered Warrants, and generally including any reclassification, reorganization or recapitalization of the Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of the Company’s assets, the Company’s consolidation or merger with or into another person in which the Company is not the surviving entity, the acquisition of more than 50% of the Company’s outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of the Company’s outstanding Common Stock and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property), the holders of Unregistered Warrants will be entitled to receive upon exercise of the Unregistered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction.
Notwithstanding anything to contrary, upon certain fundamental transactions, the holders of Unregistered Warrants will have the right to require the Company or a successor entity to repurchase such warrants at their fair value using a Black Scholes option pricing formula; provided that (i) the fundamental transaction is not approved by the Board of Directors of the Company, and therefore not within the Company’s control, and (ii) the alternate consideration payable to holders of Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of the Unregistered Warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula.
The foregoing descriptions of the form of Pre-Funded Warrant and form of Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Pre-Funded Warrant and Common Warrant, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Registration Rights Agreement
On March 28, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Warrant Shares (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of their Registrable Securities no later than 60 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of (i) the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act, and (ii) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.
In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) following receipt of the Requisite Stockholder Approval, the registration statement is not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 90th day following the closing of the Private Placement, if the SEC staff determines not to review the registration statement, or (c) the 120th day following the closing of the Private Placement, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Purchaser in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.
The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement. The representations, warranties and covenants contained in the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.02. Results of Operations and Financial Condition.
The Company has made available certain unaudited financial information for the twelve months ended December 31, 2024 and 2023, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The financial information is preliminary and unaudited, represents a management estimate as of the date of this Current Report on Form 8-K and is subject to completion of the Company’s financial closing procedures for the year ended December 31, 2024 and does not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2024, or the Company’s results of operations for the year ended December 31, 2024.
The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Unregistered Warrants and the Warrant Shares in the Private Placement is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. The Unregistered Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws, and the Unregistered Warrants and Warrant Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The Private Placement will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Unregistered Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Unregistered Warrants in violation of the United States federal securities laws.
Item 8.01. Other Events.
TakeAim Lymphoma
Emavusertib is currently undergoing testing in combination with ibrutinib, a BTK inhibitor, in a Phase 1/2 open-label, single arm expansion trial in patients with relapsed or refractory (“R/R”) PCNSL (CA-4948-101, NCT03328078), also known as the TakeAim Lymphoma Phase 1/2 study.
In March 2025, the Company announced that it had completed productive meetings with both the European Committee for Medicinal Products for Human Use (“CHMP”) and the U.S. Food and Drug Administration (“FDA”) on the suitability of using the ongoing TakeAim Lymphoma Phase 1/2 study to support a potential accelerated regulatory path for a Conditional Marketing Authorization (“CMA”) submission in Europe and a New Drug Application (“NDA”) submission in the U.S.
For submission in Europe, the Company engaged CHMP for scientific advice on the potential for CMA submission, with the following feedback:
•Current, single-arm, study could support a CMA;
•Primary endpoint of Overall Response Rate (“ORR”) for a single-arm study is supported;
•45 patients may be sufficient to support a CMA, assuming compelling and consistent results;
•Due to the rarity of disease the proposed size of the safety database may be acceptable and will be a review issue for CMA; and
•Contribution of effect of each of emavusertib and ibrutinitb as well as the emavusertib/ibrutinib combination in a BTKi-naïve population is required for CMA.
For submission in the U.S., the Company discussed with FDA the potential for an NDA submission for Accelerated Approval based on the lack of approved treatments, with the following feedback:
•Current, single-arm, study could support a submission for Accelerated Approval;

•ORR, supported by adequate duration of response, could be acceptable for Accelerated Approval;
•The number of patients needed to support safety and efficacy is a review issue, which is part of the NDA submission process; and
•An analysis of 100 mg vs 200 mg emavusertib dosing and contribution of effect of emavusertib, ibrutinib, and the emavusertib/ibrutinib combination in a BTKi-naïve population is required prior to NDA submission.
Both the CHMP and FDA encouraged the Company to continue discussions to align on the confirmatory study design, which is required prior to the CMA or NDA submission.
PCNSL Data Update
In the ongoing TakeAim Lymphoma study, 27 patients with R/R PCNSL were treated as of January 2, 2025, the data cutoff, including 20 BTKi-experienced patients and 7 BTKi-naïve patients. Among 13 of 20 BTKi-experienced patients for whom change in tumor burden data were available as of the data cutoff, 9 patients demonstrated a reduction in tumor burden, including 6 objective responses, 4 complete responses (“CR”) and 2 partial responses (“PR”), with 3 of 4 CRs lasting more than six months. Among 6 of 7 BTKi-naïve patients for whom change in tumor burden data were available as of the data cutoff, 5 patients demonstrated a reduction in tumor burden, including 5 objective responses, 1 CR and 4 PRs.
Cash Runway
Based on the Company’s research and development plans and the Company’s timing expectations related to the progress of its programs, the Company expects that the net proceeds from the Offerings (excluding proceeds from any exercise of Unregistered Warrants), together with its existing cash and cash equivalents, will enable the Company to fund its operations into the fourth quarter of 2025. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Company’s Offerings and the expected closing of the Offerings; the Company’s anticipated cash runway; regulatory guidance on potential CMA from the EMA and potential NDA for Accelerated Approval from the FDA for emavusertib in the treatment of PCNSL, and the Company’s expectations with respect to regulatory objectives; statements regarding updated PCNSL data from the TakeAim Lymphoma study, the potential use thereof for regulatory submissions to support CMA and/or Accelerated Approval, and the therapeutic potential and tolerability of emavusertib in patients with PCNSL; statements concerning research, development, clinical trials and commercialization plans, timelines, anticipated results, use, safety, efficacy, rates and duration of responses, mutations or potential biomarkers, and potential benefits of emavusertib as a monotherapy and/or as a combination therapy; and statements of assumptions underlying any of the foregoing. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," "continue," "potential," "focus," "strategy," "mission," or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the Offerings and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the Offerings on the anticipated terms, or at all. The Company may experience adverse results, delays and/or failures in its drug development programs and may not be able to successfully advance the development of its drug candidates in the time frames it projects, if at all. The Company’s drug candidates may cause unexpected toxicities, fail to demonstrate sufficient safety and efficacy in clinical studies and/or may never achieve the requisite regulatory approvals needed for commercialization. Notably, the Company may not achieve its project timeline to fully enroll patients and submit regulatory filings for emavusertib within the next 18-24 months, and the safety and efficacy data results from the TakeAim Lymphoma study of emavusertib in PCNSL may not be sufficient for the Company to successfully achieve conditional marketing authorization from the EMA or accelerated approval from the FDA for emavusertib. Favorable results seen in preclinical studies and early clinical trials of the Company’s drug candidates may not be replicated in later trials. The Company is dependent on the success of emavusertib and any delays in the development of emavusertib could have a material adverse effect on its business. There can be no guarantee that the collaboration agreement with Aurigene will continue for its full term, or the CRADA with NCI, that the Company or its collaborators will each maintain the financial and other resources necessary to continue financing its portion of the research, development and commercialization costs, or that the parties will successfully discover, develop or commercialize drug candidates under the collaboration. Regulatory authorities may determine to delay or restrict Genentech's and/or Roche's ability to continue to commercialize Erivedge in basal cell carcinoma. Competing drugs may be developed that are superior to Erivedge. In connection with its agreement with Oberland Capital, the Company faces risks relating to the transfer and encumbrance of certain royalty and royalty-related payments on commercial sales of Erivedge, including the risk that, in the event of a default by the Company or its wholly-owned subsidiary, the Company could lose all retained rights to future royalty and royalty-related payments, the Company could be required to repurchase such future royalty and royalty-related payments at a price that is a multiple of the payments it has received, and its ability to enter into future arrangements may be inhibited, all of which could have a material adverse effect on its business, financial condition and stock price. The Company will require substantial additional capital to fund its business. Based on its available cash resources, it does not have sufficient cash on hand to support current operations within the next 12 months from the date of this Current Report on Form 8-K. The Company will require substantial additional funding in the immediate term to fund the development of emavusertib through regulatory approval and commercialization, and to support its continued operations. If it is not able to obtain sufficient funding, it will be forced to delay, reduce in scope or eliminate the development emavusertib, including related clinical trials and operating expenses, potentially delaying the time to market for, or preventing the marketing of, emavusertib, which could adversely affect its business prospects and its ability to continue operations, and would have a negative impact on its financial condition and its ability to pursue its business strategies. The Company faces substantial competition. The Company and its collaborators face the risk of potential adverse decisions made by the FDA, EMA and other regulatory authorities, investigational review boards, and publication review bodies. The Company may not obtain or maintain necessary patent protection and could become involved in expensive and time-consuming patent litigation and interference proceedings. Unstable market and economic conditions, natural disasters, public health crises, political crises and other events outside of the Company’s control could significantly disrupt its operations or the operations of third parties on which the Company depends and could adversely impact the Company’s operating results and its ability to raise capital. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Offerings, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s prospectus supplement to be filed with the SEC, and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Unregistered Pre-Funded Warrant
4.2	Form of Unregistered Common Warrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10.1	Securities Purchase Agreement, dated March 28, 2025, by and among the Company and the Purchasers named therein
10.2	Registration Rights Agreement, dated March 28, 2025, by and among the Company and the Purchasers named therein
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)
99.1	Unaudited Condensed Financial Information for the twelve months ended December 31, 2024 and 2023
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	March 28, 2025	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer